Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the accompanying Annual Report on Form 10-Q of Resource Group, Inc. for the Year Ended February 29, 2008, I, James P. Geiskopf, President and Chief Executive Officer of Resource Group, Inc. hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1.	Such Annual Report on Form 10-KSB for the Year ended February 29, 2008, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.

The information contained in such Annual Report on Form 10-KSB for the Year ended February 29, 2008, fairly presents, in all material respects, the financial condition and results of operations of Resource Group, Inc.

By:       /s/ James P. Geiskopf
             James Geiskopf
             President and Chief Executive Officer

Dated: May 8, 2008